Exhibit 10.2

UNSECURED LINE OF CREDIT PROMISSORY NOTE

$45,000,000.00	February 22, 2018

FOR VALUE RECEIVED, LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 520 Newport Center Drive, Suite 1100, Newport Beach, California 92660, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Forty-Five Million and No/100 Dollars ($45,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1 Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be calculated monthly and shall be due and payable in arrears on the first day of each month, commencing on March 1, 2018, and continuing on the first day of each month thereafter until the Maturity Date (as defined below). The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on February 22, 2020 (the “Maturity Date”), the final maturity of this Note, subject to Section 1A below.

Section 1A Extension Option. Lender shall grant a request by Borrower to extend the initial Maturity Date of this Note to February 22, 2021 (the “Extended Maturity Date”), upon and subject to the following terms and conditions:

(a) Basic Conditions. Unless otherwise agreed by Lender in writing:

(i) Borrower shall request the extension, if at all, by written notice to Lender not more than ninety (90) days, and not less than thirty (30) days, prior to the initial Maturity Date.

(ii) At the time of the request, and at the time of the extension, there shall not exist any Default or Event of Default.

(iii) All representations and warranties made hereunder or under any of the other Loan Documents shall be true and correct in all material respects as of the initial Maturity Date, except to the extent such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true and correct as of such specified date.

(iv) There shall not have occurred, in the reasonable opinion of Lender, any material adverse change in the business or financial condition of Borrower or any Guarantor or in any other state of facts submitted to Lender in connection with the Loan Documents, from that which existed on the date of this Note. Notwithstanding the foregoing, if any events described in this subsection (iv) shall occur with respect to Limoneira (as defined in the Loan Agreement defined and described below) only, then, so long as the Lewis Guarantors (as defined in the Loan Agreement) then independently satisfy (i.e., excluding all assets of Limoneira) the financial covenants set forth in the Loan Documents, the Borrower will remain eligible for the option to extend the Maturity Date in accordance with Section 1A.

1

(v) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including appraisal fees, environmental audit (if required) and reasonable attorneys’ fees actually incurred by Lender; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable prior to Lender’s execution and delivery of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

(vi) All applicable regulatory requirements shall have been satisfied with respect to the extension.

(vii) Not later than the initial Maturity Date, (A) the extension shall have been consented to and documented to Lender’s satisfaction by Borrower, Guarantor and Lender; and (B) Borrower shall have paid to Lender a non-refundable extension fee in an amount equal to one-fifth of one percent (0.20%) of then current Commitment (as defined in the Loan Agreement).

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.

(b) Changes in Loan Terms. All terms and conditions of the Loan Documents shall continue to apply to the extended term except to the extent changed as indicated below (such changes to be effective on and after the original Maturity Date, if the extension becomes effective as provided herein):

(i) Definition of Maturity Date. The Maturity Date shall mean the Extended Maturity Date.

(ii) Payments. Borrower shall continue to make payments of interest on the first day of each month as set forth in Section 1 above.

Section 2 Unsecured Note. This Note is unsecured. The Line of Credit Loan Agreement between Borrower and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) and all other documents now or hereafter guaranteeing or executed in connection with the credit evidenced by this Note (the “Loan”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

2

Section 3 Interest Rate.

(a) LIBOR Daily Floating Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the LIBOR Daily Floating Rate for that day plus two hundred eighty-five (285) basis points (the “Floating Rate”). For any day, the “LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR, or a comparable or successor rate which rate is approved by Lender, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Lender from time to time), at or about 11:00 a.m., London time, two (2) LIBOR Business Days prior to such day, for U.S. Dollar deposits with a term of one (1) month commencing that day; provided that (i) to the extent a comparable or successor rate is approved by Lender in connection herewith, the approved rate will be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Lender, such approved rate will be applied in a manner as otherwise reasonably determined by Lender, and (ii) if the LIBOR Daily Floating Rate shall be less than zero, such rate will be deemed zero for purposes of this Note. “LIBOR” means the London Interbank Offered Rate. “LIBOR Business Day” means a Business Day which is also a London Banking Day. “London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market. All computations of interest for the Alternative Rate (as hereinafter defined) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). To the extent that any calculation of interest or any fee required to be paid hereunder shall be less than zero, such rate shall be deemed zero for purposes of this Note.

(b) Illegality. If Lender determines that for any reason, any Law has made it unlawful, or that any Governmental Authority (as defined in Section 7) has asserted that it is unlawful, for Lender to make, maintain or fund loans whose interest is determined by reference to the LIBOR Daily Floating Rate, or to determine or charge interest rates based upon the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank eurodollar market, then, on notice thereof by Lender to Borrower, any obligation of Lender to provide the Floating Rate shall be suspended, until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist. During the period of any such suspension, the unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Alternative Rate for that day plus one hundred eighty-five (185) basis points.

(c) Inability to Determine Rate. If Lender determines that for any reason, (i) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market in the outstanding amount of the Loan for terms equal to one (1) month (in each case with respect to subsection (c)(i), “Impacted Principal”), or (ii) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate with respect to the Loan, Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to provide the Floating Rate shall be suspended until Lender revokes such notice. During the period of any such suspension, the unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Alternative Rate for that day plus one hundred eighty-five (185) basis points. Notwithstanding the foregoing, if Lender has made the determination described in subsection (c)(i) of this Section and Borrower shall so request, Lender and Borrower shall negotiate in good faith to amend the definition of “LIBOR Daily Floating Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that until so amended, such Impacted Principal will be handled as otherwise provided pursuant to this subsection (c).

3

(d) LIBOR Successor Rate. Notwithstanding anything to the contrary in this Note or any other Loan Documents, if Lender determines (which determination shall be conclusive absent manifest error), that:

(i)	adequate and reasonable means do not exist for ascertaining LIBOR with respect to the Loan, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)	the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(iii)	bilateral portfolio commercial real property loans currently being executed, or that include language similar to that contained in this Subsection, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Lender, Lender and Borrower may amend this Note to replace LIBOR with an alternative benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein, giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated bilateral portfolio commercial real property loans for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes.

If no LIBOR Successor Rate has been determined and the circumstances under Subsection (d)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify Borrower. Thereafter, Lender’s obligation to provide the Floating Rate shall be suspended, and the Loan shall bear interest at the Alternative Rate.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Note.

4

(e) Additional Defined Terms. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

“Alternative Rate” means, on any day, a fluctuating rate per annum equal to the higher of: (i) the Federal Funds Rate plus fifty (50) basis points, and (ii) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “Prime Rate.” The “Prime Rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate (rounded upwards, if necessary, to a whole multiple of 1/100 of 1%) charged to Lender on such day on such transactions as determined by Lender.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternative Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines in consultation with Borrower).

Section 4 Revolving Loan. Prior to maturity, Borrower shall have the right to borrow, repay and reborrow, from time to time, the principal amount evidenced by this Note, on the condition that (a) no Default or Event of Default (each as defined in the Loan Agreement) exists, (b) Lender has not made demand under this Note that remains unpaid, (c) the unpaid principal balance due under this Note at any one time does not exceed the original principal amount of this Note, and (d) all additional conditions as set forth in the Loan Documents have been satisfied.

Section 5 Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity or upon acceleration) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of an Event of Default, whether authorized herein or by Law.

5

Section 6 Default Rate. After the occurrence and during the continuance of an Event of Default (following the expiration of any applicable cure period), Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by three hundred (300) basis points above the rate of interest otherwise applicable (the “Default Rate”), independent of whether Lender elects to accelerate the outstanding principal balance of this Note.

Section 7 Increased Costs. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (which shall include, for purposes of this Section, any corporation Controlling Lender) (excluding any reserve requirement already reflected in the calculation of the interest rate in this Note);

(b) subject Lender to any taxes (other than taxes imposed on or measured by net income, however denominated, franchise taxes or branch profits taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on Lender or the London interbank eurodollar market any other condition, cost or expense affecting this Note or any outstanding amount of the Loan;

and the result of any of the foregoing shall be to increase the cost to Lender, of providing, continuing or maintaining the Loan, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, within ten (10) days after request by Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered. Such additional costs and/or reduction shall be allocated to this Note or any outstanding amount of the Loan as determined by Lender, using any reasonable method. No failure by Lender to immediately demand payment of any amounts hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Notwithstanding the foregoing, Borrower will not be required to compensate Lender for any such increased costs incurred or reduction suffered more than nine (9) months before Lender’s request for compensation hereunder, provided that if the applicable Change in Law is retroactive, the nine (9)-month period will be extended to include the period of retroactive effect thereof. Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

6

As used herein:

“Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Section 8 Capital Requirements. If Lender (which shall include, for purposes of this Section, any corporation Controlling Lender) determines that any Change in Law affecting Lender, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital, as allocated to this Note or the Loan, or to Lender’s commitments under this Note or the Loan, to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender’s policies with respect to capital adequacy), then from time to time Borrower will pay to Lender, within ten (10) days after request by Lender, such additional amount or amounts as will compensate Lender for any such reduction suffered. The allocation shall be made as determined by Lender, using any reasonable method. No failure by Lender to immediately demand payment of any amounts hereunder shall constitute a waiver of Lender’s right to demand payment of such amounts at any subsequent time. Notwithstanding the foregoing, Borrower will not be required to compensate Lender for any such increased costs incurred or reduction suffered more than nine (9) months before Lender’s request for compensation hereunder, provided that if the applicable Change in Law is retroactive, the nine (9)-month period will be extended to include the period of retroactive effect thereof. Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

Section 9 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest (including interest at the Default Rate), to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. Pacific Time shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

7

Section 10 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a) Borrower fails to pay (i) when and as due and payable any principal payable by Borrower to Lender under the terms of this Note, or (ii) as and within five (5) days of the date when due and payable any amounts other than principal payable by Borrower to Lender under the terms of this Note.

(b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period.

(c) An Event of Default (as defined or otherwise described therein) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 11 Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) Lender may accelerate the maturity of the Loan and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount owed by Borrower to Lender, whether or not matured, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without demand of, or notice to, or the consent of Borrower (any such demand, notice, or consent being expressly waived by Borrower).

(c) may exercise any of its other rights, powers and remedies under the Loan Documents or at Law or in equity.

Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the other Loan Documents shall automatically become due and payable, in each case without further act of Lender.

8

Section 12 Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy, including but not limited to the right to accelerate the maturity of this Note, shall operate as a waiver of such right or remedy or as a waiver of any Event of Default. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other right or remedy under this Note and/or any other Loan Document at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

Section 13 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses actually incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with arbitration, judicial reference, bankruptcy, insolvency or appeal.

Section 14 Service of Process. Borrower hereby irrevocably designates and appoints John M. Goodman as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the State of California. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of California satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent hereinabove designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by Law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration, judicial reference or other dispute resolution set forth in the Loan Agreement.

9

Section 15 Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 16 General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one Person executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) waive the benefit of all homestead and similar exemptions as to this Note; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the Laws of the State of California (without regard to any principles of conflicts of laws) and applicable United States federal Law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Lender’s office is located. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

10

Section 17 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 18 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the maturity of the Loan, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other Obligations under the Loan Documents, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 19 Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 20 Jurisdiction and Venue. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

[Signature on the Following Page}

11

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

LIMONEIRA LEWIS COMMUNITY BUILDERS, LLC,
a Delaware limited liability company

By:	Lewis Santa Paula Member, LLC,
a Delaware limited liability company,
its Manager

	By:	Lewis Management Corp.,
a Delaware corporation,
its Manager

		By:	/s/ John M. Goodman
		Name:	John M. Goodman
		Title:	Authorized Agent

S-1